 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 31, 2011
(Date of earliest event reported)

ST. LAWRENCE SEAWAY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal executive offices)	(Zip code)

(203) 853-8700
(Registrant's telephone number including area code)

n/a
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 31, 2011, Norwalk, Connecticut-based St. Lawrence Seaway Corporation, a Delaware corporation (OTCBB: STLS) (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, St. Lawrence Merger Sub, Inc., a Delaware corporation and subsidiary of the Company (“Merger Co.”) and Denver, Colorado-based Nytis Exploration (USA) Inc., a Delaware corporation (“Nytis USA”).  Pursuant to the Merger Agreement, Merger Co. will merge with and into Nytis USA and Nytis USA will remain as the surviving subsidiary of the Company (the “Merger”).  The following summarizes the principal terms of the Merger Agreement. Reference is made to the full text of the Merger Agreement, including its schedules, which is filed as Exhibit 2.1 to this Current Report, for more detailed information.

Nytis USA, located in Denver, Colorado and Catlettsburg, Kentucky and through its various subsidiaries owns interests in approximately 375 gross (156 net) producing natural gas wells on approximately 264,000 primarily undeveloped net acres  in Illinois, Indiana, Kentucky, Ohio, Tennessee and West Virginia.  Nytis USA conducts exploration and development drilling activities and acquires producing properties in the Appalachian and Illinois Basins.

The Merger will become effective after the fulfillment of certain conditions contained in the Merger Agreement, but no earlier than the tenth (10th) day following the filing of Schedule 14f-1 with the Securities and Exchange Commission and distribution thereof to the Company’s stockholders (the “Effective Date”).

Pursuant to the Merger Agreement, in consideration of all of the outstanding common stock of Nytis USA, the Company will issue to Nytis USA’s security holders approximately 47 million shares of currently authorized but unissued common stock of the Company which will represent approximately 99% of the aggregate voting power of the Company, prior to the exercise of 250,000 currently outstanding warrants of the Company.

The Effective Date, currently scheduled for February 14, 2011 or sooner as agreed among the parties, is subject to certain conditions set forth in the Merger Agreement including, among other things, the continued accuracy of each parties’ representations and warranties and compliance with certain covenants.

Pursuant to the Merger Agreement, the Company’s current Board of Directors will resign and will be replaced by five directors appointed by Nytis USA.

Item 9.01  Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated January 31, 2011 by and among the Company, St. Lawrence Merger Sub, Inc. and Nytis Exploration (USA) Inc.

 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ST. LAWRENCE SEAWAY CORPORATION

Name: Bernard Zimmerman Title: President, Chief Executive Officer and Chief Financial Officer

Dated: January 31, 2011

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

(attached)